Filed Pursuant to Rule 424(b)(3)
                                               Registration File No.: 333-109135


                              LIFECELL CORPORATION

                     Supplement No. 1 Dated December 8, 2004
                      To Prospectus Dated October 10, 2003

     As a result of the gift of shares of our common stock by the holders listed below, which shares of common stock were originally included in this prospectus, the information contained in the chart in the section entitled "Selling Stockholders" commencing on page 17 of the Prospectus dated October 8, 2003 is hereby supplemented as follows:

The following selling stockholders' information shall be substituted as follows:

                         Number of                   Common stock beneficially
                         Shares of                   owned after the offering
                           Common                    ------------------------
                           Stock
    Selling             Beneficially  Shares Being      Number         Percent of
  Stockholders             Owned        Offered        of Shares       Outstanding
  ------------             -----        -------        ---------       -----------
 The Lois E. & Neil J.       134,424     134,424
Gagnon Foundation Inc.                                    0               0
  Neil J. Gagnon              74,960      74,960          0               0
  Lois E. Gagnon                 0           0            0               0

The following selling stockholders' information shall be added, as follows:

                         Number of                    Common stock beneficially
                         Shares of                    owned after the offering
                           Common                     ------------------------
                           Stock
    Selling             Beneficially  Shares Being      Number         Percent of
  Stockholders             Owned        Offered        of Shares       Outstanding
  ------------             -----        -------        ---------       -----------
Brian Gagnon               22,072        22,072           0                 0
Wendy Allen                22,072        22,072           0                 0
Amy Stauffer               22,072        22,072           0                 0


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